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                                                             EXHIBIT 23.01


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 2-86308 and No. 33-41048) pertaining to the 1982 Stock Option Plan and the Registration Statement (Form S-8, No. 33-61457) pertaining to the Non-Employee Directors' 1994 Stock Option Plan of Computer Language Research, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Computer Language Research, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                             Ernst & Young LLP



Dallas, Texas

March 20, 1997